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                                                                    EXHIBIT 10.3

ROATAN
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MEDICAL SERVICES CORP



Mr. Jerald L. Husman
Director, Environmental Services
Presbyterian Hospital of Dallas
82000 Walnut Hill Lane
Dallas, Texas 75231

                                                                 October 9, 1996

Re: Roatan Equipment

Dear Mr. Husman,

Following your discussion with Mark Hale and myself, we commit to the following:

o Effective October 15, 1996, Roatan will bear the cost of the box/bag disposal shortfall daily, up to 1,470 lbs. at a cost of $.023/lb. This calculation is based on Presbyterian Hospital of Dallas (PHD) running the machines
   12 hours/day, 7 days/week. If PHD chooses not to run the machines on that basis, the shortfall will be reduced accordingly. PHD will be reimbursed by Roatan on a monthly basis until such time as the machines are operating consistently to represented specifications or 48 months, whichever comes first.

o Roatan will reimburse PHD for labor costs at a rate of $8.30/hour, up to 12 hours/day, up to 7 days/week for the time PHD chooses to operate the equipment, for the dedicated operation of the equipment during the same period of time described above. Roatan will train the operator to do preventive, simple maintenance.

o Roatan will maintain 150 processing cans at PHD for 48 months. Defective cans will be replaced at no charge by Roatan during this period.

o Roatan will maintain a stock of parts at PHD. These parts will include windows, "o" rings, filters, gaskets, sealants, and other commonly needed maintenance parts. PHD will provide secured storage for said materials at no cost to Roatan.

o Roatan will provide a fourth sterilizer to PHD at no cost, at such time sterilizer efficiency is restored, and PHD has definable space. PHD will provide space and utility access; Roatan will install the machine and complete final hookups.

o The terms and agreements between PHD and Roatan are not available as public information.


Thank you for your continued support. May I assure you that we are committed - as indicated in the past - to bring our joint effort to a successful conclusion.


Sincerely yours,


/s/ W. H. LIESNER


W. H. Liesner
President

WHL/twl